                                                                    EXHIBIT 99.1

                        [JAMES RIVER GROUP LOGO OMITTED]

FOR IMMEDIATE RELEASE                   Contact:       Michael Oakes
                                                       Chief Financial Officer
                                                       (919) 883-4171

           JAMES RIVER GROUP REPORTS 2005 NET INCOME OF $12.1 MILLION
                      -------------------------------------
                 DIRECT WRITTEN PREMIUMS INCREASE 66.0% FOR 2005

CHAPEL HILL, North Carolina - (February 15, 2006) - James River Group, Inc.
(NASDAQ: JRVR) today announced financial results for the fourth quarter and year ended December 31, 2005. Net income for 2005 was $12.1 million compared to net income of $8.8 million for 2004. Net income for 2005 included $12.4 million of after-tax costs for Hurricane Katrina and $3.6 million after-tax of favorable development on prior accident year reserves for direct business. Net earnings per diluted share for 2005 were $0.94 compared to net earnings per diluted share of $0.93 for 2004. Weighted average diluted shares outstanding for the year were
12,793,243. Return on average stockholders' equity for 2005 was 9.4%.

The Company reported net income of $12.3 million for the fourth quarter of 2005 compared to net income of $3.3 million for the fourth quarter of 2004. Net income for the fourth quarter of 2005 included $3.9 million after-tax of favorable development related to Hurricane Katrina and favorable development on prior accident year reserves for direct business of approximately $865,000 after-tax. Net earnings per diluted share were $0.78 for the fourth quarter of
2005 compared to net earnings per diluted share of $0.33 for the fourth quarter of 2004. Weighted average diluted shares outstanding for the fourth quarter of
2005 were 15,755,758. Weighted average diluted shares outstanding for the fourth quarter of 2005 exceeded the weighted average diluted shares outstanding for the year as a result of shares issued in the Company's initial public offering in
August 2005.

Direct written premiums for 2005 increased 66.0% to $236.6 million from $142.5 million for 2004. The combined ratio for 2005 was 91.6% compared to 90.1% for
2004. The cost of Hurricane Katrina increased the 2005 combined ratio by 13.7 points and favorable development on prior accident year reserves decreased the combined ratio by 4.3 points. Excluding the impact of Hurricane Katrina and favorable reserve development on prior accident years the combined ratio would have been 82.2% (see "Reconciliation of Non-GAAP Measures" on page 7).

Direct written premiums for the fourth quarter of 2005 were $70.5 million, a
39.8% increase from $50.4 million for the fourth quarter of 2004. The combined ratio for the fourth quarter of 2005 was 59.5% compared to 85.3% for the same period in 2004. The combined ratio for the fourth quarter of 2005 was reduced by favorable development on Hurricane Katrina which reduced the combined ratio by
15.6 points and by favorable reserve development on prior accident years for direct business which reduced the combined ratio by 3.5 points. Excluding the impact of Hurricane Katrina and favorable reserve development on prior accident years, the combined ratio for the fourth quarter of 2005 would have been 78.6%
(see "Reconciliation of Non-GAAP Measures" on page 7).

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1414 Raleigh Road, Suite 415 o Chapel Hill, North Carolina 27517 o 919.883.4171
o Fax 919.883.4177

                           www.james-river-group.com

JRVR Announces Fourth-Quarter Results

February 15, 2006

For 2005, the after-tax cost of Hurricanes Rita and Wilma was $1.4 million. For the fourth quarter of 2005, the after-tax cost of Hurricanes Rita and Wilma was approximately $77,000 which included $1.3 million for Hurricane Wilma that was largely offset by favorable development on Hurricane Rita.

J. Adam Abram, President and Chief Executive Officer, said, "Our core casualty business continues to perform very well and the losses from Hurricane Katrina are developing to be less than originally anticipated. Our premium growth remains strong and pricing for our casualty business remains attractive. We believe we have significant opportunities for profitable growth."

Regarding Hurricane Katrina, Abram said, "We are making significant progress in settling our Hurricane Katrina claims. We recognize that events of this magnitude can involve complex coverage issues and that resources may be somewhat scarce in affected areas. We have established reserves in each case that we believe reflect the complexity of the claim and the potential for price increases associated with the demand for labor and materials in the storm affected areas."

Abram added, "For 2006, we anticipate achieving an annual return on equity of at least 15% and writing at a combined ratio of between 80% and 90%. We also expect growth in gross written premiums of between 20% and 30% for 2006."

James River Group will hold a conference call to discuss this press release tomorrow, February 16, 2006, at 9:00 a.m. Eastern time. Investors may access the conference call through the Internet by going to www.james-river-group.com and clicking on the Investor Relations link, or by going to www.earnings.com. Please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. A replay will be available shortly after the call and through the end of business on February 23, 2006, at (617) 801-6888
(passcode: 54149602) and at the Web sites referenced above.

Certain matters discussed in this release are forward-looking statements, including but not limited to the Company's belief as to the adequacy of its reserves, opportunities for profitable growth, exposure to future hurricane related losses, and its expectations of its operating results for 2006. Such statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include the accuracy of assumptions underlying the Company's outlook, the accuracy of its assumptions underlying its catastrophe model, actual losses incurred by policyholders in hurricanes that have occurred and that will occur and other risks described in the Company's filings with the
Securities and Exchange Commission, including the Company's Form S-1, as amended. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any intent or obligation to update these forward-looking statements.

James River Group, Inc. is an insurance holding company that owns and manages specialty property/casualty insurance companies with the objective of consistently earning underwriting profits. Each of the Company's two insurance company subsidiaries is rated "A-" (Excellent) by A.M. Best Company. Founded in
September 2002, the Company wrote its first policy in July 2003 and currently underwrites in two specialty areas: excess and surplus lines in 48 states and the District of Columbia; and workers' compensation, primarily for the residential construction industry in North Carolina.

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JRVR Announces Fourth-Quarter Results

February 15, 2006

                    JAMES RIVER GROUP, INC. AND SUBSIDIARIES
                   SUMMARIZED CONSOLIDATED BALANCE SHEET DATA
                                   (UNAUDITED)

                                                                    DECEMBER 31,          DECEMBER 31,
                                                                        2005                  2004
                                                                 -------------------   ------------------
                                                                 (dollars in thousands, except share data)

ASSETS
Investments:
    Fixed maturity securities available-for-sale, at fair value       $    339,512         $   172,731
    Equity securities available-for-sale, at fair value                          -               2,290
                                                                 -------------------   ------------------
Total investments                                                          339,512             175,021

Cash and cash equivalents                                                   41,029              20,210
Accrued investment income                                                    3,988               1,809
Premiums receivable and agents' balances                                    32,521              18,265
Reinsurance recoverable on unpaid losses                                   110,514              15,200
Reinsurance recoverable on paid losses                                      11,544                   -
Deferred policy acquisition costs                                           13,899              11,344
Other assets                                                                44,037              25,099
                                                                 -------------------   ------------------
Total assets                                                          $    597,044         $   266,948
                                                                 ===================   ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Reserve for losses and loss adjustment expenses                       $    226,493         $    62,243
Unearned premiums                                                          115,765              78,290
Senior debt                                                                 15,000              15,000
Junior subordinated debt                                                    22,681              22,681
Funds held                                                                  21,992                   -
Other liabilities                                                           18,958               8,039
                                                                 -------------------   ------------------
Total liabilities                                                          420,889             186,253

Total stockholders' equity                                                 176,155              80,695
                                                                 -------------------   ------------------
Total liabilities and stockholders' equity                            $    597,044         $   266,948
                                                                 ===================   ==================

Debt to total capitalization ratio                                           17.6%               31.8%
Book value per share including accumulated
    other comprehensive loss                                          $      11.69                   *
Book value per share excluding accumulated
    other comprehensive loss                                          $      11.91                   *
Common shares outstanding                                               15,070,053                  10

*    There were ten common shares outstanding at December 31, 2004 (as adjusted for the ten for one common stock split affected on August 9, 2005).
     Accordingly, book value per share at that date is not meaningful.

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JRVR Announces Fourth-Quarter Results

February 15, 2006

                    JAMES RIVER GROUP, INC. AND SUBSIDIARIES
                  SUMMARIZED CONSOLIDATED INCOME STATEMENT DATA
                                   (UNAUDITED)

                                             THREE MONTHS ENDED                              YEAR ENDED
                                                DECEMBER 31,                                DECEMBER 31,
                                   ----------------------------------------    ----------------------------------------
                                         2005                  2004                  2005                  2004
                                   ------------------    ------------------    ------------------    ------------------
                                                        (dollars in thousands, except share data)

REVENUES
Direct written premiums               $       70,533        $       50,447        $     236,617         $     142,539
                                   ==================    ==================    ==================    ==================
Gross written premiums                $       71,547        $       50,447        $     241,017         $     142,539
                                   ==================    ==================    ==================    ==================
Net written premiums                  $       38,845        $       42,373        $     140,590         $     120,178
                                   ==================    ==================    ==================    ==================

Net earned premiums                   $       38,139        $       28,314        $     117,500         $      75,763
Net investment income                          3,764                 1,196               10,212                 3,626
Realized investment losses                      (141)                  (70)                (252)                  (71)
Other income                                      29                    46                  133                   144
                                   ------------------    ------------------    ------------------    ------------------
Total revenues                                41,791                29,486              127,593                79,462

EXPENSES
Losses and loss adjustment
   expenses                                   12,645                16,789               79,214                47,588
Other operating expenses                      10,043                 7,358               28,446                20,690
Interest expense                                 743                   375                2,667                   793
                                   ------------------    ------------------    ------------------    ------------------
Total expenses                                23,431                24,522              110,327                69,071
                                   ------------------    ------------------    ------------------    ------------------
Income before taxes                           18,360                 4,964               17,266                10,391
Federal income tax expense                     6,106                 1,705                5,202                 1,636
                                   ------------------    ------------------    ------------------    ------------------
Net income                            $       12,254        $        3,259        $      12,064         $       8,755
                                   ==================    ==================    ==================    ==================

Earnings per share:

   Basic                              $          0.81       $    205,444.50       $          1.56       $  399,167.20
                                   ==================    ==================    ==================    ==================
   Diluted                            $          0.78       $          0.33       $          0.94       $        0.93
                                   ==================    ==================    ==================    ==================

Weighted average common shares
   outstanding:

     Basic                                15,070,053                    10            5,844,904                    10
                                   ==================    ==================    ==================    ==================
     Diluted                              15,755,758             9,825,730           12,793,243             9,433,300
                                   ==================    ==================    ==================    ==================

Ratios:

   Loss ratio                                   33.2%                 59.3%                 67.4%                62.8%
   Expense ratio                                26.3%                 26.0%                 24.2%                27.3%
   Combined ratio                               59.5%                 85.3%                 91.6%                90.1%

Annualized return on average
   stockholders' equity                         28.8%                 16.5%                  9.4%                11.6%

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JRVR Announces Fourth-Quarter Results

February 15, 2006
                                     JAMES RIVER GROUP, INC. AND SUBSIDIARIES
                                             SEGMENT RESULTS

EXCESS AND SURPLUS INSURANCE

                                            THREE MONTHS ENDED                             YEAR ENDED
                                               DECEMBER 31,                               DECEMBER 31,
                                   ---------------- -- ------------------    ------------------ -- ------------------
                                        2005                 2004                  2005                  2004
                                   ----------------    ------------------    ------------------    ------------------
                                                               (dollars in thousands)

Direct written premiums               $     62,446        $      46,507         $     207,396         $     133,354
                                   ================    =================     ==================    ==================
Gross written premiums                $     62,446        $      46,507         $     207,396         $     133,354
                                   ================    =================     ==================    ==================
Net written premiums                  $     30,693        $      39,041         $     111,074         $     112,427
                                   ================    =================     ==================    ==================

Net earned premiums                   $     30,060        $      25,849         $      91,427         $      70,530
Losses and loss adjustment
   expenses                                  7,849               15,397                62,868                43,740
Underwriting expenses                        7,454                5,707                18,360                15,810
                                   ----------------    ------------------    ------------------    ------------------
Underwriting profit (1)               $     14,757        $       4,745         $      10,199         $      10,980
                                   ================    =================     ==================    ==================

Ratios:

   Loss ratio                                 26.1%               59.6%                 68.8%                 62.0%
   Expense ratio                              24.8%               22.1%                 20.1%                 22.4%
   Combined ratio                             50.9%               81.6%                 88.8%                 84.4%

(1) See "Reconciliation of Non-GAAP Measures" on page 7.

Within  the  Excess  and  Surplus  Insurance  segment,  results by major line of business are as follows:

                                            THREE MONTHS ENDED                             YEAR ENDED
                                               DECEMBER 31,                               DECEMBER 31,
                                  ----------------- -- ------------------    ------------------ -- ------------------
                                        2005                 2004                  2005                  2004
                                  -----------------    ------------------    ------------------    ------------------
                                                               (dollars in thousands)

CASUALTY LINES
Net earned premiums                  $     26,814         $      23,237         $      89,572         $      63,883
                                  =================     =================     =================     =================
Losses and loss adjustment
   expenses                          $     11,902         $      13,887         $      52,511         $      39,686
                                  =================     =================     =================     =================
Loss ratio                                  44.4%                 59.8%                 58.6%                 62.1%
                                  =================     =================     =================     =================

PROPERTY LINES

Net earned premiums                  $      3,246         $       2,612         $       1,855         $       6,647
                                  =================     =================     =================     =================
Losses and loss adjustment
   expenses                          $     (4,053)        $       1,510         $      10,357         $       4,054
                                  =================     =================     =================     =================
Loss ratio                                (124.9%)                57.8%                558.3%                 61.0%
                                  =================     =================     =================     =================

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JRVR Announces Fourth-Quarter Results

February 15, 2006

WORKERS' COMPENSATION INSURANCE

                                            THREE MONTHS ENDED                           YEAR ENDED
                                               DECEMBER 31,                             DECEMBER 31,
                                   ---------------- -- -----------------    ----------------- -- --------------------
                                        2005                 2004                 2005                 2004
                                   ----------------    -----------------    -----------------    --------------------
                                                              (dollars in thousands)

Direct written premiums               $      8,087        $       3,940        $     29,221         $       9,185
                                  =================     =================     =================     =================
Gross written premiums                $      9,101        $       3,940        $     33,621         $       9,185
                                  =================     =================     =================     =================
Net written premiums                  $      8,152        $       3,332        $     29,516         $       7,751
                                  =================     =================     =================     =================

Net earned premiums                   $      8,079        $       2,465        $     26,073         $       5,233
Losses and loss adjustment
   expenses                                  4,796                1,392              16,346                 3,848
Underwriting expenses                        2,585                1,225               8,907                 4,001
                                  -----------------     -----------------     -----------------     -----------------
Underwriting profit (loss) (1)        $        698        $        (152)       $        820         $      (2,616)
                                  =================     =================     =================     =================

Ratios:

   Loss ratio                                 59.4%               56.5%                62.7%                73.5%
   Expense ratio                              32.0%               49.7%                34.2%                76.5%
   Combined ratio                             91.4%              106.2%                96.9%               150.0%

(1)  See "Reconciliation of Non-GAAP Measures" on page 7.

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JRVR Announces Fourth-Quarter Results

February 15, 2006

RECONCILIATION OF NON-GAAP MEASURES

The following table reconciles the underwriting profit (loss) of the insurance segments by individual segment to consolidated income before taxes. Our definition of underwriting profit (loss) may not be comparable to the definition of underwriting profit (loss) for other companies. We evaluate the performance of our insurance segments and allocate resources based primarily on underwriting profit (loss) of insurance segments. We believe that this is a useful measure for investors in evaluating the performance of our insurance segments because our objective is to consistently earn underwriting profits.

                                              THREE MONTHS ENDED                              YEAR ENDED
                                                 DECEMBER 31,                                DECEMBER 31,
                                   ------------------- -- ------------------    ------------------ -- ------------------
                                          2005                  2004                  2005                  2004
                                   -------------------    ------------------    ------------------    ------------------
                                                                      (in thousands)

Underwriting profit of the
   Excess and Surplus Insurance
   segment                             $      14,757         $       4,745         $      10,199         $      10,980
Underwriting profit (loss) of
   the Workers' Compensation
   Insurance segment                             698                  (152)                  820                (2,616)
                                   -------------------    ------------------    ------------------    ------------------
Total underwriting profit of
   insurance segments                         15,455                 4,593                11,019                 8,364
Net investment income                          3,764                 1,196                10,212                 3,626
Realized investment losses                      (141)                  (70)                 (252)                  (71)
Other income                                      29                    46                   133                   144
Other operating expenses of the
   Corporate and Other segment                    (4)                 (426)               (1,179)                 (879)
Interest expense                                (743)                 (375)               (2,667)                 (793)
                                   -------------------    ------------------    ------------------    ------------------
Consolidated income before taxes       $      18,360         $       4,964         $      17,266         $      10,391
                                   ===================    ==================    ==================    ==================

The following table reconciles the combined ratio as reported to the combined ratio excluding the impact of Hurricane Katrina and favorable reserve development on prior accident years for direct business. We believe this is a useful measure for investors in evaluating the financial results for the current accident year exclusive of our most significant loss event for the year.

                                            THREE MONTHS ENDED DECEMBER 31, 2005                YEAR ENDED DECEMBER 31, 2005
                                      ------------------------------------------------- --------------------------------------------
                                        REPORTED        ADJUSTMENTS         ADJUSTED      REPORTED       ADJUSTMENTS     ADJUSTED
                                      --------------    -------------     ------------- --------------   ------------- -------------
                                                                            (dollars in thousands)

Net earned premiums                      $38,139           $ (139)          $ 38,000       $117,500         $12,932      $130,432
                                      ==============    ==============    ============= ==============   ============= =============
Loss and loss adjustment expenses and
   other operating expenses              $22,688           $7,176           $ 29,864       $107,660         $  (468)     $107,192
                                      ==============    ==============    ============= ==============   ============= =============
Combined ratio                              59.5%                               78.6%          91.6%                         82.2%
                                      ==============                      ============= ==============                 =============

                                     -END-